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                                                                   Exhibit 23(a)
                                                                   -------------

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 18, 1996 (except with respect to the matter discussed in Note J to the consolidated financial statements, as to which the date is February 28, 1996), included in Southern National Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this registration statement.



                                                             Arthur Andersen LLP

Charlotte, North Carolina,
   April 26, 1996.